SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2005

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike
West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)	On June 3, 2005, the Company entered into a fourth amendment of its credit agreement with Harris N.A. The fourth amendment provides for an increase in the amount of the term loan from $10,300,000 to $15,000,000. The term loan will continue to amortize $2,000,000 annually, payable $500,000 per quarter with the final payment due at maturity on February 15, 2009. The $4,700,000 proceeds were used to retire a portion of the Company’s $10,000,000 senior subordinated debt. In addition, the amount of the revolving credit commitment was increased from $8,000,000 to $10,000,000 and the ability, subject to certain covenants, to pay the dividends on the Company’s Series E and Series F preferred stock in cash, rather than as payment in kind. The fourth amendment of the Company’s credit agreement with Harris N.A. is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement

(a)	On June 3, 2005, the Company retired all of its outstanding $10,000,000 13.25% senior subordinated debt. The $10,000,000 senior subordinated debt which had been provided equally by Mollusk Holdings, L.L.C. and Blesbok LLC, each of which will continue to own a portion of the outstanding shares of the Company’s Series F convertible preferred stock, was originally due August 15, 2009. The senior subordinated debt was retired through a combination of approximately $5,300,000 in existing cash and $4,700,000 provided through a fourth amendment of its credit agreement with Harris N.A. Also, Mr. Steven B. Fink is the Chief Executive Officer of Lawrence Investments, L.L.C. an affiliate of Mollusk Holdings, L.L.C. and a member of the Company’s Board of Directors. There were no early termination penalties related to the retirement of the senior subordinated debt.

Item 8.01. Other Events.

On June 6, 2005, the Company issued a press release announcing the retirement of Senior Subordinated Debt. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Exhibits.

Exhibit 10.1	Fourth Amendment to Credit Agreement as of June 3, 2005 between the Registrant and Harris N.A. (Filed herewith.)

Exhibit 99.1	Press Release issued on June 6, 2005 announcing the Registrant’s retirement of its Senior Subordinated Debt

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: June 7, 2005	By:	/s/ George H. Bernstein
George H. Bernstein
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Fourth Amendment to Credit Agreement as of June 3, 2005 between the Registrant and Harris N.A. (Filed herewith.)

Exhibit 99.1	Press Release issued on June 6, 2005 announcing the Registrant’s retirement of its Senior Subordinated Debt